EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS


KABANI & COMPANY, INC.
Certified Public Accountants
8700 Warner Avenue, Suite 300, Fountain Valley, CA 92708
______________________________________________________________________________
                                                          Phone (714) 849-1543
                                                           Fax  (714) 596-0303
                                                                www.kabani.net



                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of Datalogic International, Inc. of our report dated March 7, 2003 on our audit of the consolidated financial statements of Datalogic International, Inc. as of December 31, 2002, and the results of its operations and cash flows for the year ended December 31, 2002.


/s/ Kabini & Company, Inc.
-----------------------------
Kabini & Company, Inc.
Fountain Valley, California
April 7, 2003